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                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
               Telephone: (650) 493-9300 Facsimile: (650) 845-5000



                                                                     Exhibit 5.1


                                February 25, 2002

Gadzoox Networks, Inc.
5850 Hellyer Avenue
San Jose, CA 95138

        RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        We have examined the registration statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about the date hereof in connection with the registration for resale under the Securities Act of 1933, as amended, of 6,587,615 shares of your common stock (the "Shares"), all of which are authorized and are issuable to the selling stockholder named therein upon conversion of the principal indebtedness outstanding under the 2.5% Senior Secured Convertible Debenture, dated January 23, 2002, evidencing $5,000,000 in principal indebtedness to the selling stockholder. As your legal counsel, we have also reviewed the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

        It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the registration of the Shares, including such proceedings to be carried out in accordance with the securities laws of the various states, where required, the Shares, when sold in the manner described in the registration statement, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the registration statement and further consent to the use of our name wherever appearing in the registration statement, including the prospectus constituting a part thereof, and any amendments thereto.

                                        Very truly yours,

                                        /s/ WILSON SONSINI GOODRICH & ROSATI

                                        Professional Corporation